Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-270976, 333-265050, 333-256208, 333-238686 and 333-225522) and on Form F-3 (No. 333-258327) of Sanofi of our reports dated February 23, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

February 23, 2024